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                                                                     Exhibit 11
                          LITTLEFIELD, ADAMS & COMPANY
                       COMPUTATION OF EARNINGS PER SHARE
                    (In Thousands, Except Per Share Amounts)


                                                      For the Three Months                 For the Nine Months
                                                       Ended September 30,                 Ended September 30,
                                                    ------------------------             -----------------------

                                                      1997  (b)       1996                1997  (b)        1996
                                                     -------         ------              --------         ------
PRIMARY EARNINGS PER SHARE CALCULATION:
--------------------------------------
Earnings:
  Net income (loss) applicable to common stock:
    Before extraordinary gain                        $ (743)         $  468               $(2,038)      $    994
    Extraordinary gain                                   --              94                    --             94
                                                     ------          ------               -------       --------
       Net income (loss) applicable to common stock  $ (743)         $  562               $(2,038)      $  1,088
                                                     ======          ======               =======       ========

Shares:
  Weighted average number of shares
    of common stock outstanding                       2,780           2,279                 2,780          2,280

  Weighted average common stock
    equivalents applicable to stock options              --             322                    --            116
                                                     ------          ------               -------       --------

  Weighted average shares used for computation        2,780           2,601                 2,780          2,396
                                                     ======          ======               =======       ========

Primary earnings per common share:
  Net income (loss) applicable to common stock:
    Before extraordinary gain                        $(0.27)         $ 0.18               $ (0.73)      $   0.41
    Extraordinary gain                                   --            0.04                    --           0.04
                                                     ------          ------               -------       --------
    Net income (loss) applicable to common stock     $(0.27)         $ 0.22               $ (0.73)      $   0.45
                                                     ======          ======               =======       ========

FULLY DILUTED EARNINGS PER SHARE CALCULATION:
--------------------------------------------
Earnings:
  Net income (loss) applicable to common stock:
    Before extraordinary gain                        $ (743)         $  468               $(2,038)      $    994
    Extraordinary gain                                   --              94                    --             94
                                                     ------          ------               -------       --------
       Net income (loss) applicable to common stock  $ (743)         $  562               $(2,038)      $  1,088
                                                     ======          ======               =======       ========

Shares:
  Weighted average number of shares
    of common stock outstanding                       2,780           2,279                 2,780          2,280

  Weighted average common stock
    equivalents applicable to stock options              --             358                    --            149
                                                     ------          ------               -------       --------

  Weighted average shares used for computation        2,780           2,637                 2,780          2,429
                                                     ======          ======               =======       ========

Fully diluted earnings per common share:
  Net income (loss) applicable to common stock:
    Before extraordinary gain                        $(0.27)         $ 0.17               $ (0.73)      $   0.41
    Extraordinary gain                                   --            0.04                    --           0.04
                                                     ------          ------               -------       --------
    Net income (loss) applicable to common stock     $(0.27)         $ 0.21(a)            $ (0.73)      $   0.45(a)
                                                     ======          ======               =======       ========

(a) This calculation is submitted in accordance with Item 601(b)(ii) of Regulation S-K, although it is not required by APB Opinion No. 15 because it results in dilution of less than three percent.

(b) The stock options have an antidilutive effect on net loss per share for the three and nine months ended September 30, 1997 and are, therefore, excluded from the computation.